CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 28, 2015, relating to the financial statements and financial highlights which appears in the June 30, 2015 Annual Report to Shareholders of Highland Funds I, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

October 28, 2015

KPMG LLP
Two Financial Center
60 South Street
Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Highland Funds I

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information for Highland Floating Rate Opportunities Fund, Highland Long/Short Equity Fund, Highland Long/Short Healthcare Fund, Highland Opportunistic Credit Fund, Highland/iBoxx Senior Loan ETF, Highland HFR Global ETF, Highland HFR Event-Driven ETF, and Highland HFR Equity Hedge ETF, each a series of Highland Funds I.

Boston, Massachusetts

October 28, 2015

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.